Ex No. 10.2

WRITTEN CONSENT OF THE

BOARD OF DIRECTORS OF IMMUNE THERAPEUTICS, INC.

The undersigned, being all of the Directors (the “Directors”) of Immune Therapeutics, Inc., a Florida corporation (the “Company”), required to enact these resolutions by majority, pursuant to Section 607.0821 of the Florida Business Corporation Act and the Bylaws of the Company, hereby consent to the following actions and hereby adopt and approve the following recitals and resolutions by written consent.

WHEREAS, On April 29, 2020, Mr. Kevin J. Phelps, a Member of the Board of Directors, was appointed interim President and CEO of the Company (the “Board”).

WHEREAS, On July 22, 2020, the Board empowered its Chairman, Dr. Roscoe M. Moore, Jr., to execute a three-year executive agreement formalizing Mr. Phelps as the permanent President and CEO of the Company.

WHEREAS, On July 24, 2020, the Board received the executed agreement (the “Agreement”) and formally approves its adoption by resolution.

NOW, THEREFORE, BE IT:

RESOLVED, that Director Kevin J. Phelps is appointed to serve as the Company President and CEO for a three-year period under the terms of the Agreement, and Mr. Phelps and the Company may expand and restate this short-form Agreement within thirty (30) days;

RESOLVED, that management of the Company will file the proper paperwork with the SEC and any other regulatory body to notify them of the appointment of Mr. Phelps and the entering into of the Agreement.

RESOLVED, that management of the Company, concurrently with any regulatory filing, may provide a press release announcing the appointment of Mr. Phelps.

FURTHER RESOLVED, that the Directors and Officers of the Company be, and each of them hereby is, authorized and directed to take all such further actions and to execute and deliver, in the name of and on behalf of the Company, any and all such further documents, agreements, instruments and undertakings deemed necessary to execute the intent and will of the Directors in these resolutions;

FURTHER RESOLVED, that any and all actions taken by the Directors and Officers of the Company or their designees prior to the date hereof and contemplated by the foregoing resolutions are hereby adopted and approved as the acts and deeds of the Company.

IN WITNESS WHEREOF, the undersigned, do hereby certify that we are members of the Board of Directors of the Company; that the aforementioned resolutions are duly adopted and ratified by the Board of Directors as of July 24, 2020, and held in accordance with its Bylaws and the laws of the State of Florida; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect; and by the undersigned Directors, by their signatures hereunder, waive any requirement of notice required by law or the Company’s Bylaws, and execute this written consent as of the 24th Day of July, 2020; the undersigned hereby agree that this written consent may be executed in one or more duplicate counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one action.

Printed: ROSCOE MOORE JR.	PRINTED: KEVIN PHELPS

Printed: MICHAEL SANDER

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EXHIBIT A

The Agreement